                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                                  COGNEX CORP.
                (Name of Registrant as Specified In Its Charter)

                                  COGNEX CORP.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                               COGNEX CORPORATION

                      NOTICE OF SPECIAL MEETING IN LIEU OF
                    THE 2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 8, 2000

To the Stockholders:

     A Special Meeting of the Stockholders of COGNEX CORPORATION in lieu of the 2000 Annual Meeting will be held on Monday, May 8, 2000, at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, Suite 3100, 101 Federal Street, Boston, Massachusetts, for the following purposes:

     1. To elect Robert J. Shillman to serve as a Director for a term of three years as more fully described in the accompanying Proxy Statement.

     2. To consider and act upon a proposal to amend the Articles of Organization of the Corporation to increase the number of shares of Common Stock which the Corporation has the authority to issue from 120,000,000 shares to 140,000,000 shares.

     3. To consider and act upon any other business which may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 16, 2000, as the record date for the meeting. All stockholders of record on that date are entitled to notice of and to vote at the meeting.

     PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING IN PERSON.

                                          By order of the Board of Directors

                                          ANTHONY J. MEDAGLIA, JR., Clerk

Natick, Massachusetts
March 31, 2000

                               COGNEX CORPORATION

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cognex Corporation (the "Corporation") for use at the Special Meeting of Stockholders in Lieu of the 2000 Annual Meeting to be held on Monday, May 8, 2000, at the time and place set forth in the notice of the meeting, and at any adjournments thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is March 31, 2000.

     If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the meeting, or by giving written notice of revocation to the Clerk of the Corporation at any time before the proxy is exercised.

     The holders of a majority in interest of all Common Stock issued, outstanding and entitled to vote are required to be present in person or be represented by proxy at the meeting in order to constitute a quorum for transaction of business. The election of the nominee for Director will be decided by plurality vote. The affirmative vote of the holders of at least a majority of the shares of Common Stock outstanding is required to approve the increase in the number of shares of Common Stock which the Corporation has the authority to issue. Both abstentions and broker "non-votes" are counted as present for the purposes of determining the existence of a quorum for the transaction of business. However, for purposes of determining the number of shares voting on a particular proposal, abstentions and broker "non-votes" are not counted as votes cast or shares voting.

     The Corporation will bear the cost of the solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Corporation.

     The Corporation's principal executive offices are located at One Vision Drive, Natick, Massachusetts 01760, telephone number (508) 650-3000.

                       RECORD DATE AND VOTING SECURITIES

     Only stockholders of record at the close of business on March 16, 2000, are entitled to notice of and to vote at the meeting. On that date the Corporation
had outstanding and entitled to vote        shares of Common Stock, par value
$.002 per share. Each outstanding share of the Corporation's Common Stock entitles the record holder to one vote.

                             ELECTION OF DIRECTORS

     Pursuant to Massachusetts law, the Board of Directors is divided into three classes, with each class as nearly equal in number as possible. One class is elected each year for a term of three years. It is proposed that the nominee listed below, whose term expires at this meeting, be elected to serve a term of three years and until his successor is duly elected and qualified or until he sooner dies, resigns or is removed. The Corporation presently has a Board of Directors of five members.

     The persons named in the accompanying proxy will vote, unless authority is withheld, for the election of the nominee named below. If such nominee should become unavailable for election, which is not anticipated, the persons named in the accompanying proxy will vote for such substitute as the Board of Directors may recommend. The nominee is not related to any Executive Officer of the Corporation or its subsidiaries.

                                             YEAR FIRST
                                             ELECTED A      POSITION WITH THE CORPORATION OR PRINCIPAL
NAME OF NOMINEE                        AGE    DIRECTOR         OCCUPATION DURING THE PAST FIVE YEARS
---------------                        ---   ----------     ------------------------------------------
NOMINATED FOR A TERM ENDING
  IN 2003:
Robert J. Shillman...................  53       1981      Since 1981, President, Chief Executive Officer
                                                          and Chairman of the Board of the Corporation.
SERVING A TERM ENDING IN 2002:
Jerald Fishman.......................  54       1998      Since 1971, held various management positions
                                                          at, and since 1997, President and Chief
                                                          Executive Officer of Analog Devices. Mr.
                                                          Fishman also serves as a member of the Board of
                                                          Directors of Analog Devices and Kollmorgen
                                                          Corp.
William Krivsky......................  70       1985      Since 1994, Principal of Kellogg, Krivsky &
                                                          Buttler, Inc. From 1986 to 1994, Executive Vice
                                                          President of Bird Corporation, a manufacturer
                                                          and distributor of building materials and
                                                          products and a provider of environmental
                                                          services. Previously, he had served as CEO of
                                                          Velcro Industries, N.V. Mr. Krivsky also serves
                                                          as a Director of Hitchiner Manufacturing.
SERVING A TERM ENDING IN 2001:
Anthony Sun..........................  47       1982      Since 1979, general partner of Venrock
                                                          Associates, a venture capital partnership. Mr.
                                                          Sun also serves as a Director of Komag, Inc.,
                                                          Phoenix Technologies Ltd., 3Dfx Interactive,
                                                          Inc., and Worldtalk Communications Corp., and
                                                          several private companies.
Reuben Wasserman.....................  70       1990      Since 1985, an independent business consultant
                                                          serving corporations and venture capital firms,
                                                          and member of numerous Boards. Prior to 1985
                                                          was Vice President of Strategic Planning for
                                                          Gould, Inc. Also, a director of AMR, Inc., and
                                                          Business Advisor to Andover Controls Corp. and
                                                          Bizfon, Inc.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS

     During fiscal 1999, there were five meetings of the Board of Directors of the Corporation. All of the Directors attended at least 75% of the aggregate of
(i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by committees of the Board of Directors on which they served. The Board of Directors does not have a nominating committee. Each non-employee Director received compensation in the amount of $7,000 for the fiscal year plus an additional $1,500 for each meeting attended with the exception of the last meeting held in December for which each member received $1,750. Each non-employee

Director who served on a committee of the Board of Directors in 1999 received an annual fee of $2,000 per committee on which he served.

     The Board of Directors has a Compensation/Stock Option Committee whose members are Jerald Fishman and Anthony Sun, Chairman. The Compensation/Stock Option Committee determines the compensation to be paid to key officers of the Corporation and administers the Corporation's Stock Option Plans. The Compensation/Stock Option Committee met on a total of four occasions in 1999.

     The Corporation also has an Audit Committee whose present members are Reuben Wasserman and William Krivsky, Chairman. The Audit Committee reviews with the Corporation's independent auditors the scope of the audit for the year, the results of the audit when completed and the independent auditor's fee for services performed. The Audit Committee also recommends independent auditors to the Board of Directors and reviews with management various matters related to its internal accounting controls. During fiscal 1999 there were two meetings of the Audit Committee.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table shows as of February 25, 2000, any person who is known by the Corporation to be the beneficial owner of more than five percent of any class of voting securities of the Corporation. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 and means generally the power to vote or dispose of the securities, regardless of any economic interest therein.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL      PERCENT
            NAME AND ADDRESS OF BENEFICIAL OWNER              OWNERSHIP       OF CLASS
            ------------------------------------              ----------      --------
Robert J. Shillman..........................................   6,293,324(1)     14.79%
  Cognex Corporation
  One Vision Drive
  Natick, MA 01760
T. Rowe Price Associates, Inc...............................   4,969,525(2)     11.90%
  100 E. Pratt Street
  Baltimore, MD 21202
J & W Seligman & Co., Inc...................................   4,566,571(2)     11.02%
  100 Park Avenue
  New York, NY 10017

---------------
(1) Includes 3,000,000 shares held by the Robert J. Shillman 1990 Irrevocable Trust, 700 shares held by Mr. Shillman's wife, and 2,000 shares held by Mr. Shillman's children. Mr. Shillman disclaims beneficial ownership of such shares. Includes also 314,200 shares which Mr. Shillman has the right to acquire upon the exercise of outstanding options exercisable currently or within 60 days.

(2) According to Schedule 13G filed with the Securities and Exchange Commission (the "Commission") reporting information as of December 31, 1999.

                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

     The following information is furnished as of February 25, 2000, with respect to Common Stock of the Corporation beneficially owned within the meaning of Rule 13d-3 by all Directors of the Corporation and nominees, and by all Directors and Executive Officers of the Corporation as a group. Unless otherwise indicated, the individuals named held sole voting and investment power over the shares listed below.

                                                              AMOUNT AND
                                                              NATURE OF
                                                              BENEFICIAL        PERCENT
NAME                                                          OWNERSHIP         OF CLASS
----                                                          ----------        --------
Robert J. Shillman..........................................  6,293,324(1)(2)    14.79%
Anthony Sun.................................................    218,288(1)           *
Patrick Alias...............................................     56,329(1)           *
Glenn Wienkoop..............................................     38,000(1)           *
William Krivsky.............................................     14,465              *
Reuben Wasserman............................................     16,500(1)           *
Jerald Fishman..............................................     16,000(1)           *
Richard Morin...............................................      8,500(1)           *
All Directors and Executive Officers as a group (8
  persons)..................................................  6,661,406(1)(3)

---------------
 *  Less than 1%

(1) Includes the following shares which the specified individual has the right to acquire upon the exercise of outstanding options, exercisable currently or within 60 days: Mr. Shillman, 314,200 shares; Mr. Sun, 76,000 shares; Mr. Alias, 52,400 shares; Mr. Wienkoop, 38,000 shares; Mr. Wasserman, 16,500; Mr. Fishman, 16,000 shares; and Mr. Morin, 8,500 shares.

(2) See Footnote (1) under "Principal Holders of Voting Securities".

(3) Includes 521,600 shares which certain Directors and Executive Officers have the right to acquire upon the exercise of outstanding options, exercisable presently or within 60 days.

     Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph on page 7 shall not be incorporated by reference into any such filing.

                   COMPENSATION/STOCK OPTION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Corporation's executive compensation program is administered by the Compensation/Stock Option Committee (the "Committee"), which determines executive officer compensation annually. The Committee is composed of independent directors who are not employees of the Corporation and its determinations with respect to compensation for a fiscal year are made at the beginning of the fiscal year.

     In its deliberations, the Committee considers (i) the levels of responsibility associated with each executive's position, (ii) the past performance of the individual executive, (iii) the extent to which any individual, departmental or Corporation-wide goals have been met, (iv) the overall competitive environment and the level of compensation necessary to attract and retain talented and motivated individuals in key positions, and (v) the recommendations of appropriate officers of the Corporation.

     The Corporation's compensation program utilizes a combination of base salaries, annual bonuses and stock option awards.

     In determining the base salaries paid to the Corporation's executive officers for the year ended December 31, 1999, the Committee considered, in particular, their levels of responsibility, salary increases awarded in the past, and the executive's experience and potential.

     The Committee views annual bonuses as a vehicle for rewarding executives for meeting performance objectives. The Committee establishes individual and corporate performance targets each year. Executive officers are eligible to receive annual cash bonuses upon achievement of such pre-determined performance targets. The annual bonuses for the fiscal year ended December 31, 1999 reflect the achievement of predetermined targets related to the Corporation's operating income, other company metrics and individual goals.

     The Corporation's stock option program is intended to reward the participating executives for their efforts in building shareholder value and improving corporate performance over the long term. The stock option program also promotes the retention of talented executives. In determining the number of options granted to executive officers, the Committee takes into consideration options granted to such executives in previous years and the potential value which may be realized upon exercise of the options as a result of appreciation of the Corporation's stock during the option term.

     In 1993 the Internal Revenue Code was amended to limit the deduction a public company is permitted for compensation paid in 1994 and thereafter to the chief executive officer and to the four most highly compensated executive officers, other than the chief executive officer. Generally, amounts paid in excess of $1 million to a covered executive, other than performance-based compensation, cannot be deducted. In order to qualify as performance-based compensation under the new tax law, certain requirements must be met, including approval of the performance measures by the stockholders. The Committee intends to consider ways to maximize deductibility of executive compensation, while retaining the discretion the Committee considers appropriate to compensate executive officers at levels commensurate with their responsibilities and achievements.

COMPENSATION OF ROBERT J. SHILLMAN, PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN

     The Committee established the compensation of Robert J. Shillman, the President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation for the fiscal year ended December 31, 1999, using the same criteria that were used to determine the compensation of other executive officers as described above. In establishing the compensation of Robert J. Shillman, the President, Chief Executive Officer and Chairman of the Board of Directors of the Corporation for the fiscal year ended December 31, 1999, the Committee considered his level of responsibility, salary increases awarded in the past, and the significant role that Mr. Shillman has played in setting the strategic direction of the Corporation. The Committee did not increase Mr. Shillman's base compensation over that received in 1998; but Mr. Shillman's annual bonus of $504,000, for the fiscal year ended December 31, 1999, was based upon the achievement by the Corporation of pre-determined targets with respect to operating income and is intended to reward Mr. Shillman for his role in the achievement of that objective. Mr. Shillman was also granted options for the purchase of 62,400 shares at $28.95 per share and 35,000 shares at $30.81 per share. It should be noted that the Corporation's operating income for the year ended December 31, 1999 increased 80% over operating income for the year ended December 31, 1998.

     The foregoing report has been approved by all members of the Committee.

                                          COMPENSATION/STOCK OPTION
                                          COMMITTEE

                                          ANTHONY SUN, Chairman
                                          JERALD FISHMAN

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS
                    PERFORMANCE GRAPH FOR COGNEX CORPORATION
[LINE GRAPH]

                                                   COGNEX CORPORATION                                   NASDAQ COMPUTER AND DATA
                                                   ------------------        NASDAQ STOCK MARKET (US      PROCESSING STOCKS SIC
                                                                                   COMPANIES)            7370-7379 US & FOREIGN
                                                                             -----------------------    ------------------------
12/1994                                                  100.00                      100.00                      100.00
12/1995                                                  269.90                      141.30                      152.30
12/1996                                                  143.70                      173.90                      188.00
12/1997                                                  211.70                      213.10                      230.90
12/1998                                                  155.30                      300.20                      412.10
12/1999                                                  302.90                      545.70                      888.20

NOTES:

A. The lines represent monthly index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighted daily, using the market capitalization on the previous trading day.

C. If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding trading day is used.

D. The index level for all series was set to $100.0 on 12/30/1994.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Messrs. Fishman and Sun served as members of the Compensation/Stock Option Committee during fiscal 1999. Mr. Sun served as President of Cognex Technology and Investment Corporation, a subsidiary of the Corporation, during fiscal 1999.

                             EXECUTIVE COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Corporation's Chief Executive Officer and each of the named executive officers whose total annual salary and bonus exceeded $100,000 for all services rendered in all capacities to the Corporation and its subsidiaries for the Corporation's three fiscal years ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                      LONG TERM
                                                                    COMPENSATION
                                                                       AWARDS
                                        ANNUAL COMPENSATION         -------------
                                   -----------------------------    STOCK OPTIONS       ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR    SALARY(1)    BONUS(1)      (SHARES)       COMPENSATION(2)
---------------------------        ----    ---------    --------    -------------    ---------------
Robert J. Shillman...............  1999    $301,142     $504,000        97,400           $ 1,151
  President & CEO                  1998    $300,404     $      0       196,000           $ 1,391
                                   1997    $197,977     $326,570             0           $ 1,440
Patrick Alias....................  1999    $214,823     $247,250        15,200           $ 1,151
  World Wide Sales & Marketing,    1998    $214,715     $      0       162,000           $ 1,440
  Executive Vice President         1997    $194,142     $184,700             0           $ 1,440
Richard Morin....................  1999    $135,000     $ 81,400       102,000           $   721
  Chief Financial Officer
Glenn Wienkoop...................  1999    $277,869     $310,500             0           $ 1,151
  MVSD Executive Vice President &  1998    $277,548     $      0       294,800           $ 1,440
  Chief Operating Officer          1997    $144,615     $ 38,614       290,000(4)        $49,403(3)

---------------
(1) Salary and bonus amounts are presented in the year earned. The payment of such amounts may have occurred in other years.

(2) Amounts included are for insurance premiums paid by the Corporation for the benefit of the named executive officer.

(3) Includes transition payments of $48,461 in accordance with an employment agreement with the Company.

(4) Includes 260,000 options granted that were later revoked and terminated by the Board of Directors.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in fiscal 1999 to the named executive officers. Pursuant to applicable regulations of the Commission, the following table also sets forth the hypothetical value which might be realized with respect to such options based on assumed rates of stock appreciation of 5% and 10% compounded annually from date of grant to the end of the option terms.

                                      INDIVIDUAL GRANTS
                                   -----------------------
                                                PERCENTAGE                               POTENTIAL REALIZABLE
                                                 OF TOTAL                                  VALUE AT ASSUMED
                                   NUMBER OF     OPTIONS                                 ANNUAL RATES OF STOCK
                                   SECURITIES   GRANTED TO    EXERCISE                  PRICE APPRECIATION FOR
                                   UNDERLYING   EMPLOYEES      OR BASE                      OPTION TERM(1)
                                    OPTIONS     IN FISCAL       PRICE      EXPIRATION   -----------------------
NAME                                GRANTED        1999      (PER SHARE)      DATE          5%          10%
----                               ----------   ----------   -----------   ----------   ----------   ----------
Robert J. Shillman...............    62,400(2)     3.03%       $28.95        4/27/09    1,136,304    2,879,136
  President & CEO                    35,000(3)     1.70%       $30.81       12/14/14    1,163,400    3,426,150
Patrick Alias....................    15,200(4)      .74%       $28.95        4/27/14      474,848    1,398,096
  World Wide Sales & Marketing,
  Executive Vice President
Richard Morin....................    85,000(5)     4.13%       $26.19        2/23/09    1,399,950    3,547,900
  Chief Financial Officer            17,000(6)      .83%       $30.81       12/14/14      565,080    1,644,130

---------------
(1) These values are based on assumed rates of appreciation only. Actual gains, if any, on shares acquired on option exercises are dependent on the future performance of the Corporation's Common Stock. There can be no assurance that the values reflected in this table will be achieved.

(2) Options have a ten year term and vest at the rate of 33.33% per year over a three year period commencing April 27, 2002.

(3) Options have a fifteen year term and vest 100% on April 27, 2004.

(4) Options have a fifteen year term and vest at the rate of 50% per year over a two year period commencing April 27, 2003.

(5) Options have a ten year term and vest as follows: 10% year one, 15% year two, and 25% for years three, four, and five commencing February 23, 2000.

(6) Options have a fifteen year term and vest 100% on April 27, 2005.

                      AGGREGATED OPTION EXERCISES IN LAST
                     FISCAL YEAR AND 12/31/99 OPTION VALUES

     The following table provides information on option exercises and on the value of the named executive officers' unexercised options at December 31, 1999.

                                                           NUMBER OF SECURITIES
                                                          UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                              SHARES                        OPTIONS AT 12/31/99         OPTIONS AT 12/31/99(1)
                             ACQUIRED        VALUE      ---------------------------   ---------------------------
NAME                        ON EXERCISE   REALIZED(2)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                        -----------   -----------   -----------   -------------   -----------   -------------
Robert J. Shillman........    300,000     $7,094,490      179,200        454,200      $5,321,435     $10,859,155
  President & CEO
Patrick Alias.............    184,000     $4,052,621       82,400        334,800      $2,575,200     $ 8,905,649
  World Wide Sales &
  Marketing, Executive
  Vice President
Richard Morin.............          0     $        0            0        102,000      $        0     $ 1,228,199
  Chief Financial Officer,
Glenn Wienkoop............     76,000     $1,105,744          960        217,840      $   22,080     $ 4,970,936
  MVSD Executive Vice
  President & Chief
  Operating Officer

---------------
(1) Value of unexercised stock options represents difference between the exercise prices of the stock options and the closing price of the Corporation's Common Stock on NASDAQ National Market System on December 31, 1999.

(2) Value realized on exercise represents difference between the exercise prices of the stock options and the trading price of the Corporation's Common Stock on NASDAQ National Market System on the date of exercise.

             PROPOSED AMENDMENT INCREASING THE NUMBER OF SHARES OF
                COMMON STOCK WHICH THE COMPANY HAS THE AUTHORITY
             TO ISSUE FROM 120,000,000 SHARES TO 140,000,000 SHARES

     On February 25, 2000, the Board of Directors adopted the following resolution:

     RESOLVED: That this Board of Directors deems it advisable that the Articles of Organization of this corporation be amended so as to increase the total number of shares of Common Stock which the corporation shall have authority to issue from 120,000,000 shares, with a par value of $.002 per share, to 140,000,000 million shares, with a par value of $.002 per share

     The Board of Directors also directed that the proposed amendment be submitted for action at the Special Meeting of Stockholders in lieu of the 2000 Annual Meeting to be held on May 8, 2000.

     Increase in Number of Shares of Common Stock. If approved by the stockholders, the amendment will authorize the Corporation to issue an additional 20,000,000 shares of the corporation's Common Stock, par value $.002 per share. As of February 25, 2000, there were 120,000,000 shares of Common Stock authorized, of which 42,542,247 shares were outstanding, 9,092,706 were available for issuance pursuant to the corporation's stock option plans and 408,746 were available for issuance pursuant to the corporation's Employee Stock Purchase Plan. The Board of Directors is empowered under the Articles of Organization of the corporation to issue shares of authorized stock without further stockholder approval. The holders of the corporation's Common Stock do not have preemptive rights.

     Appraisal Rights in Respect of the Proposed Amendment. Under the applicable provisions of the Massachusetts Business Corporation Law, the Corporation's stockholders have no appraisal rights with respect to the proposed amendment.

     Recommendations of the Board of Directors. As of February 25, 2000 there were 44,925,353 shares of the corporation's Common Stock available for issuance and not otherwise reserved. Accordingly, the Board of Directors believes that the number of authorized shares of Common Stock should be increased by 20,000,000 shares to provide sufficient shares for use for such corporate purposes as may be determined advisable by the Board of Directors, without further action or authorization by the stockholders. Such corporate purposes might include the acquisition of capital funds through the sale of stock, the acquisition of other corporations or properties, or the declaration of stock dividends in the nature of a stock split. There are no current plans, agreements, arrangements or understandings with respect to the issuance of any of the shares of Common Stock which would be authorized by the amendment; however, the Board of Directors believes that the availability of shares would afford the Corporation flexibility in considering and implementing any of the corporate transactions enumerated above. Accordingly, the Board of Directors recommends a vote for the proposed amendment.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as independent auditors to examine the consolidated financial statements of the Corporation and its subsidiaries for the fiscal year ended December 31, 2000.

     A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions. The engagement of PricewaterhouseCoopers LLP was approved by the Board of Directors at the recommendation of the Audit Committee of the Board of Directors.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation's officers and Directors and persons owning more than 10% of the outstanding Common Stock of the Corporation to file reports of ownership and changes in ownership with the Commission. Officers, Directors and greater than 10% holders of Common Stock are required by the Commission's regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     Based solely on copies of such forms furnished as provided above, the Corporation believes that during the year ended December 31, 1999, all Section 16(a) filing requirements applicable to its Officers, Directors and owners of greater than 10% of its Common Stock were complied with except that, through inadvertence, two reports, each relating to two transactions by William Krivsky, were reported late.

               DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Under regulations adopted by the Commission, any proposal submitted for inclusion in the Corporation's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2001 must be received at the Corporation's principal executive offices in Natick, Massachusetts on or before December 1, 2000. Receipt by the Corporation of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the proxy material because there are other requirements in the proxy rules for such inclusion.

     In accordance with the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, if the Corporation does not receive notice of a shareholder proposal to be raised at its 2001 Annual Meeting on or before February 14, 2001, then in such event, the management proxies shall be allowed to use their discretionary voting authority when the proposal is raised at the 2001 Annual Meeting.

     In addition to the Commission requirements regarding stockholder proposals, the Corporation's By-Laws contain provisions regarding matters to be brought before stockholder meetings. If stockholder proposals, including proposals regarding the election of Directors, are to be considered at the 2001 Annual Meeting, notice of them whether or not they are included in the Corporation's proxy statement and form of proxy, must be given by personal delivery or by United States mail, postage prepaid, to the Clerk of the Corporation on or before February 9, 2001.

                                 OTHER MATTERS

     Management knows of no matters which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment.

     The cost of this solicitation will be borne by the Corporation. It is expected that the solicitation will be made primarily by mail, but regular employees or representatives of the Corporation (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, telegraph and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals at the expense of the Corporation.

                                  10-K REPORT

     THE CORPORATION WILL PROVIDE EACH BENEFICIAL OWNER OF ITS SECURITIES WITH A COPY OF AN ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE CORPORATION'S MOST RECENT FISCAL YEAR, WITHOUT CHARGE, UPON RECEIPT OF A WRITTEN REQUEST FROM SUCH PERSON. SUCH REQUEST SHOULD BE SENT TO MANAGER OF INVESTOR RELATIONS, COGNEX CORPORATION, ONE VISION DRIVE, NATICK, MASSACHUSETTS 01760.

                                 VOTING PROXIES

     The Board of Directors recommends an affirmative vote on all proposals specified. Proxies will be voted as specified. If signed proxies are returned without specifying an affirmative or negative vote on any proposal, the shares represented by such proxies will be voted in favor of the Board of Directors' recommendations.

                                          By order of the Board of Directors

                                          ANTHONY J. MEDAGLIA, JR., Clerk

Natick, Massachusetts
March 31, 2000

                                                                 SKU# 1012-PS-00

COG10B                            DETACH HERE

                                     PROXY

                               COGNEX CORPORATION


                      NOTICE OF SPECIAL MEETING IN LIEU OF
                      2000 ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 8, 2000


     The undersigned hereby appoints Robert J. Shillman and Anthony J. Medaglia, Jr., and each of them, with full power of substitution, proxies to represent the undersigned at a Special Meeting in Lieu of the 2000 Annual Meeting of Stockholders of COGNEX CORPORATION to held May 8, 2000 at 10:00 a.m. at the offices of Hutchins, Wheeler & Dittmar, A Professional Corporation, 101 Federal Street, Suite 3100, Boston, Massachusetts, and at any adjournment or adjournments thereof, to vote in the name and place of the undersigned, with all powers which the undersigned would possess if personally present, all of the shares of COGNEX CORPORATION standing in the name of the undersigned upon such business as may properly come before the meeting, including the following as set forth on the reverse side.


------------                                                    -----------
SEE REVERSE     CONTINUED AND BE TO SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                             SIDE
------------                                                    -----------

COG10A                          DETACH HERE


---   PLEASE MARK
 X    VOTES AS IN
---   THIS EXAMPLE.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE ON ALL PROPOSALS SPECIFIED. SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE. THE SHARES REPRESENTED WILL BE VOTED FOR THE ELECTION OF DIRECTOR AS SET FORTH IN THE PROXY STATEMENT AND FOR PROPOSAL 2.

                                                                                                      FOR   AGAINST   ABSTAIN
  1. Election of Director for a term of three years.        2. To amend the Articles of Organization  [ ]     [ ]       [ ]
                                                               of the Corporation to increase the
     NOMINEE:   Robert J. Shillman                             number of shares of Common Stock
                                                               which the Corporation has the
                 FOR     WITHHELD                              authority to issue from 120,000,000
                 [ ]       [ ]                                 shares to 140,000,000 shares.

                                                            3. To consider and act upon any other business which may
                                                               property come before the meeting.

                                                                  MARK HERE                       MARK HERE
                                                                FOR ADDRESS  [  ]               IF YOU PLAN    [  ]
                                                                 CHANGE AND                       TO ATTEND
                                                               NOTE AT LEFT                     THE MEETING

                                                            PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY IN THE
                                                            ENVELOPE PROVIDED WHETHER OR NOT YOU INTEND TO BE PRESENT AT
                                                            THE MEETING IN PERSON.

                                                            Please sign exactly as your name(s) appear(s) on the Proxy.
                                                            When shares are held by joint tenants, both should sign.
                                                            When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other
                                                            authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature: ________________ Date: _____________________    Signature: __________________ Date: ______________________